SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549





                                  FORM 8-K



                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Commission



               Date of Report (Date of earliest event reported)
                                July 31, 1997


                              HOWELL CORPORATION
              (Exact name of registrant as specified in its charter)



	DELAWARE	 	   1-8704                74-1223027
        (State or other	         (Commission	       (IRS Employer
	jurisdiction of	         File Number)         Identification No.)
	incorporation)


	   1111 Fannin, Suite 1500, Houston, Texas		77002
	       (Address of principal office)		     (Zip Code)



		   Registrant's telephone number, including area code
				   (713) 658-4000

Item 2.	Acquisition or Disposition of Assets.

	On July 31, 1997 Howell Hydrocarbons & Chemicals, Inc. ("Seller"), a wholly-owned subsidiary of Howell Corporation (the "Registrant"), completed the previously announced sale of substantially all of the assets of the research and reference fuels and custom chemical manufacturing business of Seller to Specified Fuels & Chemicals, L. L. C. ("Buyer"), a company controlled by Bob G. Gower.

	The assets purchased by Buyer included the fee property in Channelview, Texas on which Seller's refinery was located, all refining facilities located on the fee property and all related personal property, all inventories of finished products, work in process, raw materials and supplies related to the business, substantially all of the accounts receivable on the closing date, all transferable intellectual property used primarily in the business and all of Seller's rights under various contracts and leases related to the business. In connection with the transaction, (a) Buyer received a license to use the name "Howell Hydrocarbons & Chemicals" for a five year period after closing and assumed certain obligations of Seller and the Registrant, and (b) the Registrant agreed not to engage (directly or through affiliates) in any competing business for a five year period after the closing.

	In consideration of the assets sold to Buyer, Seller and the Registrant received a payment of $19,371,600 in cash at the closing, which included $14,820,000 for the property, plant, equipment and related items, and $4,551,600 in payment of estimated working capital items. The amount of the payment for estimated working capital is subject to adjustment after closing to equal the actual amount of such items on the closing date. Seller is entitled to receive an additional payment equal to 55% of the amount by which Buyer's "EBITDA" (as defined in the agreement) for each twelve month period ending June 30, 1998, 1999, 2000, 2001 and 2002 exceeds the "Minimum EBITDA" (as defined in the agreement). The Minimum EBITDA amounts for those years are $5 million, $5.175 million, $5.35 million, $5.525 million and $5.7 million, respectively. Buyer is entitled to repurchase Seller's rights to these additional payments at any time after June 30, 1998 generally by paying to Seller an amount equal to the greater of (a) the product obtained by multiplying the EBITDA payment amount for the immediately preceding twelve month period by the number of twelve month periods remaining, or (b) an amount fixed by the agreement, which is initially set at $5.7 million if the repurchase occurs during the twelve month period ending on June 30, 1999, and which declines for each twelve month period thereafter to $1.2 million if the repurchase occurs during the twelve month period ending
June 30, 2002.

	The proceeds of the sale will be used by the Registrant to reduce its outstanding indebtedness. The sale completes the divestiture by the Registrant of all of its non-exploration and production businesses.



Item 7.	Financial Statements and Exhibits.

	(c)	Exhibits.

		2.1 Asset Purchase Agreement dated July 31, 1997 by and among Howell Hydrocarbons & Chemicals, Inc., Howell Corporation and Specified Fuels & Chemicals, L. L. C.


                                     SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							HOWELL CORPORATION


							By:/s/ ROBERT T. MOFFETT
                                                            --------------------
							    Robert T. Moffett
							    Vice President